(n)(1)	Consent of KPMG LLP.

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
The Herzfeld Caribbean Basin Fund, Inc.:

We consent to the use of our report with respect to The Herzfeld Caribbean Basin Fund, Inc., dated August 21, 2015, incorporated by reference herein.

/s/ KPMG LLP
Columbus, Ohio
October 21, 2016